Exhibit 4.1
STOCK AND WARRANT PURCHASE AGREEMENT
This Stock and Warrant Purchase Agreement (the “Agreement”) is made this 6th day of August, 2007 between BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and each of the Investors identified on the signature pages hereto (the “Investors”).
The Company has authorized the sale and issuance of up to 8,333,333 shares (the “Shares”) of common stock of the Company, $0.01 par value per share (the “Common Stock”), and warrants to purchase up to 3,166,667 shares of the Common Stock, in the form attached hereto as Exhibit B (the “Warrants”), to the Investors in a private placement (the “Offering”).
IN CONSIDERATION of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:
1. Authorization and Sale of the Shares and Warrants; Registration. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares and the Warrants. The Shares, the Warrants and the Warrant Shares have not been registered with the Securities and Exchange Commission (the “Commission” or the “SEC”) any state or foreign securities authorities. The Shares, the Warrants and the Warrant Shares shall bear legends in the respective forms set forth in Section 5.8 and Exhibit B.
2. Agreement to Sell and Purchase the Shares and Warrants; Subscription Date; Additional Agreements.
2.1 Subject to the terms and conditions of this Agreement, at the Closing the Company and each Investor agrees to purchase severally and not jointly from the Company and the Company agrees to issue and sell to such Investor severally and not jointly that number of Shares shown below such Investor’s name on the signature pages hereto, for a purchase price of Seven Dollars and Eighty Cents ($7.80) per share; and (b) number of Warrants to purchase shares of Common Stock (the “Warrant Shares”) shown below such Investor’s name on the signature pages hereto, for a purchase price of $0.125 per Warrant Share. Unless otherwise requested by the Investor or specified in Exhibit A-1, certificates representing the Shares and Warrants purchased by the Investor will be registered in the Investor’s name and address as set forth on the signature pages hereto.
2.2 The Investors acknowledge that: (a) the Company will be placing the Shares and Warrants directly without an underwriter or placement agent and (b) the offering of the Shares and Warrants is not a firm commitment underwriting.
2.3 At the Closing, the Company shall provide the Investors with an Opinion of Company’s legal counsel, reasonably satisfactory to the Investors in the form of Schedule I attached hereto.

3. Delivery of the Shares and Warrants at Closing.
3.1 The completion of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, at 10:00 o’clock A.M. E.S.T. on August 9, 2007 (the “Closing Date”), or such later date as the conditions to closing are met or waived, or such other date and time as the Company and the Investors mutually agree. At the Closing, unless the Investors and the Company otherwise agree (i) each Investor shall pay the Purchase Price to the Issuer, by wire transfer of immediately available funds to the account designated on Exhibit C hereto; (ii) the Issuer shall issue to each Investor their respective Shares and Warrants, and deliver to each Investor their respective certificates for their Shares and their Warrants duly registered in the name of the applicable Investor(s); and (iii) all other agreements and other documents referred to in this Agreement which are required for the Closing shall be executed and delivered (if that is not done prior to the Closing). Each such certificate and Warrant shall be registered in the name of the Investors or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A-1, in the name of a nominee designated by the Investors.
3.2 The Company’s obligation to issue the Shares and the Warrants to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Shares and Warrants being purchased hereunder as set forth on Exhibit A hereto (the “Purchase Price”); and (b) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.
3.3 Each Investor’s obligation to purchase the Shares and the Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) trading in the Common Stock shall not have been suspended by the Commission or the Nasdaq Global Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing Date); (b) receipt of a satisfactory legal opinion from the Company’s legal counsel pursuant to Section 2.3 of this Agreement; (c) the accuracy of the representations and warranties made by the Company in Section 4 below as of the Closing and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, no event or series of events shall have occurred that would reasonably be likely to have or result in a Material Adverse Effect (as defined below); and the receipt of a customary certificate from the Secretary of the Company certifying the foregoing; (d) the Company’s delivery to its transfer agent of irrevocable instructions to issue, subject to the fulfillment of conditions set forth in Section 3.2(a), to each Investor or in such nominee name(s) as designated by each Investor in the Stock Certificate Questionnaire attached hereto as Exhibit A-1 such number of Shares set forth on such Investor’s signature page hereto, or if requested by the Investor, one or more certificates representing such Shares registered in such name(s) or nominee name(s) requested by such Investor; (e) the Amendment of the Rights Agreement between the Company and American Stock Transfer & Trust Company dated June 17, 2002 to amend the definition in “Acquiring Person” of Beneficial Owner to increase the limit from 15% to 25.0% for any Investor who becomes a Beneficial Owner of greater than 15% as a result of the Offering; (f) the filing with the Nasdaq Global Market a true and complete Notification Form: Listing of Additional Shares covering the Shares and the Warrant Shares; (g) all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Shares and the Warrants have been duly obtained; (h) the approval of the Nasdaq Global Market to list the Shares and the Warrant Shares; and (i) the aggregate Purchase Price to be paid by the Investors for the Shares and Warrants shall be greater than or equal to $63,000,000.

3.4 In the event that the Closing shall not have occurred on or before 5:00 p.m. on the tenth (10th) Business Day after the date hereof due to the condition set forth in Section 3.3(h) above, this Agreement shall terminate (a “Specified Termination”) unless otherwise agreed by the Company and Investors representing at least a majority of the aggregate number of Shares and Warrants to be purchased hereunder (the “Required Investors”). Upon a Specified Termination, this Agreement shall terminate without liability of any party hereto to any other party; provided, however, that upon a Specified Termination the Company shall pay for or reimburse the Investors for the reasonable expenses of one legal counsel in connection with the Offering, not to exceed $50,000. Nothing contained in this Section 3.4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.
4. Representations, Warranties and Covenants of the Company. Except as otherwise described in the Company’s filings with the Commission since December 31, 2006 (the “Commission Documents”), in the Company’s press releases since December 31, 2006 (the “Press Releases”), or as disclosed in the disclosure schedules attached hereto as Schedule II (the “Disclosure Schedules”), (the Commission Documents, the Press Releases, and the Disclosure Schedules are collectively referred to herein as the “Company Information”), which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Investors, as follows:
4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and lawful authority to conduct its business as described in its Company Information. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted or as proposed to be conducted in its Company Information, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary and where the failure to be so qualified or licensed would be reasonably likely to have a material adverse effect upon the business, assets, properties, condition, financial or otherwise, or in the results of operations or business affairs of the Company (“Material Adverse Effect”).
4.2 Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of the Company is as set forth in the Disclosure Schedules as of the date thereof; all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. Except as set forth in the Company Information and except for shares reserved for issuance pursuant to employee and consultant benefit and option plans within the limits specified therein, there are no outstanding options, warrants, agreements, commitments, convertible securities, preemptive rights or other rights to subscribe for or to purchase any shares of capital stock of the Company nor are there any agreements, promises or commitments to issue any of the foregoing. Except as set forth in the Commission Documents, in this Agreement and as otherwise required by law, there are no restrictions upon the voting or transfer of the Shares pursuant to the Company’s Third Restated Certificate of Incorporation, as

amended (the “Certificate of Incorporation”), Bylaws, as amended (the “Bylaws”), or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound. The Company has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion or exercise of Company securities outstanding as of the date of the most recently filed periodic report under the Exchange Act. The issuance and sale of the Shares and the Warrants will not obligate the Company to issue shares of Common Stock or other securities to any person other than the Investors and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.
4.3 Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares, the Warrants and the Warrant Shares and the performance of the Company’s obligations hereunder has been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Shares and the Warrants have been duly and validly authorized and, upon the issuance and delivery thereof and payment therefor as contemplated by this Agreement, will be free and clear of liens other than liens caused by the Investors, duly and validly authorized and issued, fully paid and nonassessable. The issuance and sale of the Shares and the Warrants contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon the issuance and delivery thereof and payment therefor as contemplated by the terms of the Warrants, will be free and clear of liens other than liens caused by the Investors, duly and validly authorized and issued, fully paid and nonassessable.
4.4 No Conflict; Governmental Consents.
(a) The execution, delivery and performance by the Company of this Agreement, the consummation of the transactions contemplated hereby and the offer and sale of the Shares and the Warrants will not conflict with or result in a breach or violation of (i) any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (ii) any provision of the Certificate of Incorporation or Bylaws of the Company, or (iii) any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the

Company is a party or by which it is bound or to which any of its properties or assets is subject, where such conflict, breach or default for purposes of clause (i) and (iii) is reasonably likely to result in a Material Adverse Effect, nor result in the creation or imposition of any lien upon any of the material properties or assets of the Company.
(b) No consent, waiver, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issuance and sale of the Shares and the Warrants, except such filings as may be required to be made, and which shall have been made at or prior to the required time, with the SEC, the NASD and The NASDAQ Stock Market LLC (“Nasdaq”), and with any state or foreign blue sky or securities regulatory authority.
4.5 Licenses. The Company has all licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith, except for any licenses, permits or other governmental authorizations, the lack of which would not to the actual knowledge of the Company’s executive officers, without special investigation (“Company’s Knowledge” or “Knowledge of the Company”) be reasonably likely to result in a Material Adverse Effect.
4.6 Intellectual Property. To the Company’s Knowledge, the Company owns or has licensed legally enforceable rights to use all patents, patent applications, inventions, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business as currently conducted. Except as otherwise disclosed in the Company Information, the Company does not have Knowledge that, and has not received actual notice that, in a manner that is likely to result in a Material Adverse Effect: (i) there are any rights of third parties to any such Intangibles; (ii) there is any infringement by third parties of any such Intangibles; (iii) there are any pending or threatened actions, suits, proceedings or claims by others challenging the Company’s rights in or to any such Intangibles; (iv) there are any pending or threatened action, suit or proceeding by others challenging the validity or scope of any such Intangibles; (v) there are any pending or threatened actions, suits, proceedings or claims by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) there is any U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intangibles described in the Company Information as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intangibles; and (vii) there is any prior art of which the Company is aware that likely will render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.
4.7 Clinical, Pre-clinical Studies and Tests. The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company has participated that are described in the Company Information or the results of which are referred to in the Company Information were and, if still pending, are being conducted in all material respects in accordance with all applicable laws, regulations and in all material respects in accordance with standard medical and scientific research procedures. The descriptions in the Company Information of the results of such studies and tests are accurate in all material respects and do not contain any material misstatements nor omit to make statements necessary to make the statements made not misleading, and the Company does not have Knowledge of other studies or tests of the Company’s clinical product candidates, the results of which are inconsistent in a material and adverse manner with the results described or referred to in the Company Information. Except to the extent disclosed in the Company Information, the Company has not received any notices or other correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Company Information or the results of which are referred to in the Company Information.
4.8 FDA Permits. The Company holds and is operating in material compliance with such applications, exceptions, permits, licenses, franchises, authorizations and clearances of the U.S. Food and Drug Administration (the “FDA”) and/or any committee thereof required, for the conduct of its business as currently conducted, including, but not limited to any Investigational New Drug applications (“INDs”) and any comparable regulatory applications (collectively, the “FDA Permits”) it being understood that the Company has filed no New Drug Applications (“NDAs”), and all such FDA Permits are in full force and effect in all material respects, subject in each case to such exceptions and qualifications as are set forth in the Company Information. The Company has fulfilled and performed all of its material obligations with respect to the FDA Permits, and, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any FDA Permit, subject in each case to such exceptions and qualifications as are set forth in the Company Information.
4.9 Litigation. The Company knows of no pending or threatened legal or governmental proceedings against the Company which, if determined adversely to the Company would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and, to the knowledge of the Company, such proceedings are not threatened or contemplated by governmental authorities or threatened by others. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, would be reasonably likely to have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.
4.10 Accuracy of Reports. All reports required to be filed by the Company within the three years prior to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been duly and timely filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
4.11 Material Contracts. There is no document, contract or other agreement required to be described in the Commission Documents (“Material Contracts”) which is not described or filed as required by the Exchange Act or incorporated therein by reference. Each description of any Material Contract in the Commission Documents accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each such Material Contract is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms. Neither the Company nor, to the Company’s Knowledge, any other party is in default in the observance or performance of any material term or obligation to be performed by it under any such Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which Company or its properties or business may be bound which default or event, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.
4.12 Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
4.13 Listing. The Company shall file within one (1) Business Day a Notification Form: Listing of Additional Shares with Nasdaq and hereby represents and warrants to the Investors that it will take any other necessary action in accordance with the rules of Nasdaq to enable the Shares and when issued, the Warrant Shares, subject to compliance with applicable securities laws, to trade on the Nasdaq Global Market.
4.14 No Material Adverse Change. Except as disclosed in the Company Information, since the filing of the Company’s most recent Quarterly Report on Form 10-Q, (i) there has not been any Material Adverse Effect, and (ii) there has been no event or condition of any character that would likely result in a Material Adverse Effect.
4.15 Financial Statements. The financial statements included in the Company’s most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2006, and all other reports filed by the Company pursuant to the Exchange Act since the filing of such Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”) present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, to the best of the Company’s knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate are not material to the financial condition or operating results of the Company.
4.16 Independent Accountants. Ernst & Young LLP, whose reports are filed with the Commission are and, during the periods covered by their reports, was an independent registered public accounting firm as required by the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board.

4.17 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation, bylaws (or similar charter documents) or the laws of its state of incorporation that is applicable to the Investors as a result of the Investors and the Company fulfilling their obligations under this Agreement, including without limitation as a result of the Company’s issuance of the Shares and Warrants and the Investors’ ownership of the Shares and Warrants Investor’s exercise of rights under Section 7, or Investor’s exercise of the Warrants.
4.18 Compliance with Laws. The Company is in compliance with all applicable Nasdaq continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Company’s Common Stock on Nasdaq and the Company has not received any notice of, nor to the knowledge of the Company is there any basis for, the delisting of the Common Stock from Nasdaq.
4.19 Sarbanes-Oxley Act. The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are applicable to it.
4.20 Disclosure. To the best of the Company’s knowledge, neither this Agreement nor any other documents, certificates or instruments furnished to the Investors by or on behalf of the Company in connection with the transactions contemplated by this Agreement, taken as a whole together with the Company Information, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.
4.21 ERISA. The Company has fulfilled in all material respects its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations hereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.
4.22 Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or authorized by the Company.

4.23 No Registration Rights. No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statements (as defined in Section 7.1(a)) or to demand registration of any security owned by such holder for the period from the date of this Agreement through the ninetieth day following the effective date of the Registration Statements.
4.24 Employees. The Company is not currently involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would be reasonably likely to have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would be reasonably likely to have a Material Adverse Effect.
4.25 Market Stabilization. The Company has not taken, nor will it take prior to Closing, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale of the Shares. Company will comply with Regulation M to the extent applicable in connection with Investor’s resales of the Shares or the Warrant Shares pursuant to the registration statements contemplated by Section 7 or Rule 144.
4.26 Taxes. The Company has filed all material Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, other than taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on the books and records of the Company in accordance with the accounting principles generally accepted in the United States. There are no tax audits or investigations pending, which if adversely determined would be reasonably likely to have a Material Adverse Effect; nor, to the Company’s knowledge, are there any material proposed additional tax assessments against the Company.
4.27 Books and Record Keeping. The books, records and accounts of the Company accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
4.28 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which: (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures at the end of the periods in which the periodic reports are required to be prepared; and (iii) are effective in all material respects to perform the functions for which they were established.
4.29 Off Balance Sheet Arrangements. There are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that have had or are reasonably likely to have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
4.30 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are customary for companies of approximately equal size to the Company which are engaged in the businesses in which they are engaged or propose to engage after giving effect to the transactions described herein; all policies of insurance and fidelity or surety bonds insuring the Company or the Company’s business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the material terms of such policies and instruments in all material respects; and the Company has not received notice that it will not be able to renew its existing insurance coverage as and when such coverage expires. The Company has not been denied any material insurance coverage which it has sought or for which it has applied.
4.31 Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares and Warrants for general corporate purposes, which may include, but are not limited to, research and development activities, preclinical studies and clinical trials, manufacturing of compounds, capital expenditures and general working capital.
4.32 Solicitation; Other Issuances of Securities. Neither the Company or any affiliates, nor any Person acting on its or their behalf, (i) has engaged in general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares and Warrants, (ii) has, directly or indirectly, made any offer or sale of any security or solicited any offer to buy any security, under any circumstances that would require registration of the Shares and Warrants under the Securities Act or (iii) has issued any shares of Common Stock or shares of any series of preferred stock or other securities or instruments convertible into, exchangeable for or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the sale of the Shares and Warrants to any Investor for purposes of the Securities Act or of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Global Market, nor will the Company or any of its affiliates take any action or steps that would negate the exemption from registration under Section 5 of any of the Shares and Warrants under the Securities Act. Assuming the accuracy of the representations and warranties of Investors, the offer and sale of the Shares and Warrants by the Company to the Investors pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.

4.33 Commission Filing. The Company shall file not later than one (1) business day from the date hereof with the Commission a Current Report on Form 8-K under the Exchange Act describing the transactions contemplated hereby. The Company shall reflect in such Current Report on Form 8-K when so filed with the SEC such comments relating to such Investor as such Investor may reasonably propose. In the event such Form 8-K is not filed by the Company, the Investors shall each have the right to make a public disclosure, in the form of a press release, of the transactions contemplated hereby only upon the review and approval of such public disclosure by the Company, which such approval shall not be unreasonably withheld. The Company shall file all documents relating to the transactions contemplated hereby required to be filed as exhibits to such Form 8-K.
4.34 Registration Statement. The Company meets, and will use reasonable efforts to meet upon filing and effectiveness, the requirements for use of Form S-3 under the Securities Act for resale of the Shares, the Warrants and the Warrant Shares.
4.35 Related Party Transactions. Except for those transactions that are not required to be disclosed by the Company pursuant to the rules and regulations of the Exchange Act, no transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate of any such officer or director or shareholder that is not described in the Commission Documents.
4.36 Nasdaq Rules. The issuance and sale of the Shares and Warrants hereunder does not contravene the rules and regulations of the Nasdaq Global Market.
4.37 Acknowledgment Regarding Investors’ Purchase of Shares and Warrants. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.
5. Representations, Warranties and Covenants of the Investors.
5.1 Each Investor individually represents and warrants to, and covenants with, the Company that: (i) such Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and Warrants, including investments in Shares and Warrants issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares and Warrants; (ii) such Investor would be able to bear the economic risks of and an entire loss of its investment in the Shares and Warrants; (iii) such Investor is acquiring the number of Shares and Warrants set forth on Exhibit A hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares and Warrants or any arrangement or understanding with any other persons regarding the distribution of such Shares and Warrants (this representation and warranty not limiting such Investor’s right to sell the Shares and

Warrants pursuant to the Registration Statements or otherwise in compliance with applicable federal and state securities laws); (iv) such Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; and (v) such Investor, after giving effect to the transactions contemplated hereby, will not, either individually or with a group (as defined in Section 13(d)(3) of the Exchange Act), be the beneficial owner of 19.9% or more of the Company’s outstanding Common Stock. For purposes of this Section 5.1, beneficial ownership shall be determined pursuant to Rule 13d-3 under the Exchange Act.
5.2 Each Investor individually acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Shares or Warrants, or possession or distribution of offering materials in connection with the issuance of the Shares or Warrants, in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or Warrants or has in its possession or distributes any offering material, in all cases at its own expense. No one other than the Company is authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares and Warrants.
5.3 Each Investor hereby covenants with the Company not to make any sale of the Shares or Warrants without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. Each Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of a Prospectus forming a part of any Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such Prospectus.
5.4 Each Investor further represents and warrants to, and covenants with, the Company that (i) such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as may be limited by laws governing specific performance, injunctive relief and other equitable remedies, and except as the indemnification and contribution provisions may be limited by applicable law.
5.5 Each Investor agrees that it will not, prior to the effectiveness of the Initial Registration Statement (as defined in Section 7.1(a)), sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Shares, Warrants or Warrant Shares purchased in the Offering, nor will such Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of the Shares, Warrants or Warrant Shares purchased in the Offering by such Investor or any other person or entity, except as permitted by the Securities Act and the Exchange Act. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Shares, Warrants or Warrant Shares purchased in the Offering, except as permitted by the Securities Act and the Exchange Act.
5.6 Each Investor understands that nothing in this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Shares or Warrants constitutes legal, tax or investment advice. Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares and Warrants.
5.7 Each Investor represents and warrants that at the time such Investor was offered the Shares and Warrants, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.
5.8 Each Investor understands and agrees that all certificates evidencing the Shares to be issued to such Investor may bear a legend in substantially the following form:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE AND ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER THE ACT UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT OR UNLESS SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER IS OTHERWISE EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT AND IS IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUEST A WRITTEN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER.

5.9 Waiver of Conflict. Each Investor acknowledges that Latham & Watkins LLP (“LW”) has in the past performed and is or may now or in the future represent one or more of the Investors or their affiliates in matters unrelated to the Offering, including representation of such Investors or their affiliates in matters of a similar nature to the Offering. The applicable rules of professional conduct require that LW inform the parties hereunder of this representation and obtain their consent. LW has served as counsel to Baker Bros. Investments (“BBI”) and has negotiated the terms of the Offering solely on behalf of BBI. It is the belief of LW that these terms and conditions represent an arm’s length transaction between the Company and the Investors. Each of the Investors has had the opportunity to be represented by independent legal counsel regarding the terms of the Offering. The Company and each Investor hereby (i) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (ii) acknowledge that with respect to the Offering, LW has represented solely BBI, and not any other Investor or any stockholder, director or employee of any Investor; and (iii) gives its informed consent to LW’s representation of BBI in the Offering.
6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each of the Investors herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares and Warrants being purchased and the payment therefor.
7. Registration of the Securities; Compliance with the Securities Act.
7.1 Registration Procedures and Expenses. The Company shall:
(a) subject to receipt of necessary information from the Investors, prepare and file with the SEC, as soon as practicable, but in no event later than forty-five (45) days after the Closing Date (the “Initial Filing Date”), a registration statement on Form S-3 (or in the event that the Company is unable to use Form S-3, then on Form S-1) (the “Initial Registration Statement”) to enable the resale of the Shares, the Warrants and the Warrant Shares (collectively the “Registered Securities”) by the Investors from time to time through the Nasdaq Global Market, or other applicable exchange or in privately-negotiated transactions; provided, however, that in the event that publicly-available written guidance, rules of general applicability of the SEC staff, written comments, requirements or request of the SEC staff to the Company in connection with the review of any registration statement (the “SEC Guidance”) does not permit the Initial Registration Statement to include all Registrable Securities of each Investor (provided that, the Company shall use commercially reasonable efforts to advocate with the SEC for the registration of all or the maximum number of the Registrable Securities permitted by SEC Guidance), then the Company will use commercially reasonable efforts to file such additional Registration Statements (the “Subsequent Registration Statements”, together with the Initial Registration Statements, the “Registration Statements”) within ten (10) days after the earliest practicable date on which the Company is permitted by SEC Guidance to file such additional Registration Statements related to the Registrable Securities (the “Subsequent Filing Dates,” together with the Initial Filing Date, the “Filing Dates”). If any SEC Guidance sets forth a limitation on the number of Registrable Securities to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities represented by Warrants and Warrant Shares on a pro rata basis based on the total number of unregistered Warrants and Warrant Shares held by such Investors on a fully diluted basis, and second by the Registrable Securities represented by Shares on a pro rata basis based on the total number of unregistered Shares held by such Investors;

(b) subject to receipt of necessary information from the Investors, including but not limited to such Investor information as may be required from time to time by SEC Guidance (the “Investor Information”), to (1) cause the Initial Registration Statement to become effective as soon as practicable after the Initial Registration Statement is filed by the Company, but in any event no later than 4:00 p.m. Eastern Time on the ninetieth (90) day after the Closing Date (or, in the event of a full review by the Commission, the one hundred twentieth (120) day after the Closing Date); (2) any Subsequent Registration Statements, as amended, which may be required to be filed hereunder pursuant to Section 7.1(a) to become effective under the Securities Act as soon as practicable but in any event no later than 4:00 p.m. Eastern Time on the sixtieth (60) day after such Subsequent Filing Date, or if such Subsequent Registration Statement is reviewed by the SEC, on the ninetieth (90) day after such Subsequent Filing Date (each, its “Required Effective Date”);
(c) cause any prospectus used in connection with any Registration Statement (a “Prospectus”) to be filed with the SEC pursuant to Rule 424(b) under the Securities Act as soon as practicable but in any event no later than 5:30 p.m. Eastern Time the next business day following the date such Registration Statement is declared effective by the Commission;
(d) prepare and file with the SEC such amendments and supplements to the Registration Statements and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective and as may be reasonably requested by an Investor in order to incorporate information concerning such Investor or such Investor’s intended method of distribution for a period not exceeding, with respect to each Investor’s Registered Securities, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which such Investor may sell all Shares and Warrant Shares (collectively, the “Traded Shares”) then held by such Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Traded Shares purchased by such Investor pursuant to this Offering have been sold pursuant to a registration statement;
(e) furnish to each Investor with respect to the Registered Securities registered under any Registration Statement such number of copies of such Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as such Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registered Securities by such Investor, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to such Investor shall be subject to the receipt by the Company of reasonable assurances from such Investor that such Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;
(f) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investors, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(g) furnish to each Investor, two (2) business days after the date that any Registration Statement becomes effective, (x) a letter, dated such date, of outside counsel representing the Company (and reasonably acceptable to such Investor) addressed to such Investor, confirming the effectiveness of such Registration Statement and, to the knowledge of such counsel, the absence of any stop order, and (y) in the case of firmly underwritten offering, an opinion addressed to such Investor, dated such date, of such outside counsel, in such reasonable and customary form and substance as is required to be given to the underwriters;
(h) provide to each Investor and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Investor may reasonably request in order to fulfill any due diligence obligation on its part, provided, that in the case of this clause (h), the Company shall not be required to provide, and shall not provide, any Investor with material, non-public information unless such Investor agrees to receive such information and enters into a written confidentiality agreement with the Company;
(i) not less than three (3) trading days prior to the filing of a Registration Statement and not less than two (2) trading days prior to the filing of any related Prospectus or any amendment or supplement thereto or in the case of comments made by the staff of the SEC and the Company’s responses thereto, within a reasonable period of time following the receipt thereof by the Company, furnish to each Investor copies of all such documents proposed to be filed or copies of such correspondence from and to the SEC relating to such Registration Statement, as the case may be, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Investor. The Company shall reflect in each such document when so filed with the SEC such comments relating to such Investor as such Investor may reasonably propose; provided, however, that such comments from such Investor must be received by the Company no later than one (1) trading day prior to the filing of such document with the SEC. Notwithstanding any other provision of this Agreement, the Company will have no obligation to deliver or make available to any Investor any Registration Statement or Prospectus containing any material, nonpublic information unless such Investor specifically consents in advance to receive such material, nonpublic information in writing and such Investor has executed an agreement to keep such material, nonpublic information confidential and refrain from trading in any Company security for so long as such information remains material, nonpublic information;
(j) bear all expenses in connection with the procedures in paragraph (a) through (i) of this Section 7.1 and the registration of the Registered Securities pursuant to the Registration Statements;
(k) advise the Investors, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of any Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(l) with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell Traded Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investors’ Traded Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investors’ Traded Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to any Investor upon request, as long as such Investor owns any Traded Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Traded Shares without registration.
It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.1 that such Investor shall furnish to the Company such information required by the SEC (including without limitation Investor Information) as shall be required to effect and keep effective the registration of the Registered Securities.
The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person acting on behalf of the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock (collectively, a “Disposition”); or publicly announce an intention to effect any such transaction, until sixty (60) days after the Closing Date, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Closing Date, may file an updated Form S-8 registration statement and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Closing Date.
The Company understands that each Investor disclaims being an underwriter, but any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that any Investor is deemed an underwriter, then such Investor shall provide such further information or take such further action as may be required to allow any Registration Statement to become effective for the Registered Securities held by such Investor.

7.2 Transfer of Registered Securities After Registration; Suspension.
(a) Each Investor agrees that it will not effect any Disposition of the Registered Securities or its right to purchase the Registered Securities that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or Blue Sky laws of any state, except (i) as contemplated in any Registration Statement covering the Registered Securities that has been declared effective, (ii) pursuant to the requirements of Rule 144 (in which case such Investor will provide the Company with reasonable evidence of such Investor’s compliance therewith) or (iii) pursuant to a written opinion of legal counsel reasonably satisfactory to the Company and addressed to the Company to the effect that registration under Section 5 of the Securities Act is not required in connection with the proposed transfer; whereupon the holder of such securities shall be entitled to transfer such securities.
(b) Except in the event that paragraph (c) below applies, the Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statements or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registered Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) upon request by any Investor, provide such Investor copies of any documents filed pursuant to Section 7.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to a Registration Statement which has not yet been declared effective, the Company will notify the Investors to that effect, will use its commercially reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investors pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).
(c) Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of any Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registered Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) any event or circumstance which necessitates the making of any changes in any Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investors (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Registered Securities pursuant to the Registration Statement (a “Suspension”) until the Investors’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of a Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investors, the Investors shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.2(c).
(d) Notwithstanding the foregoing paragraphs of this Section 7.2, the Investors shall not be prohibited from selling Registered Securities under a Registration Statement as a result of Suspensions on more than two (2) occasions of not more than twenty (20) days each in any twelve (12) month period (“Permitted Suspension Period”) unless, in the good faith judgment of the Company’s Board of Directors, upon advice of counsel, the sale of Registered Securities under such Registration Statement in reliance on this paragraph 7.2(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act.
(e) Provided that a Suspension is not then in effect, any Investor may sell Registered Securities under the Registration Statements, provided that the Investor is selling its Registered Securities in accordance with such Registration Statement, the Securities Act, applicable state securities laws and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, satisfies the requirement of delivering a current prospectus in connection with any proposed transfer or sale of the Securities (including the Warrant Shares).
7.3 Information Available. So long as any Registration Statement is effective covering the resale of Registered Securities owned by the Investors, the Company will furnish to the Investors:
(a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);
(b) upon the reasonable request of any Investor, all exhibits excluded by the parenthetical to subparagraph (a)(ii) of this Section 7.3 as filed with the SEC and all other information that is made available to shareholders; and upon the reasonable request of any Investor, an adequate number of copies of Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of any Investor, will meet with such Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in such Registration Statement covering the Registered Securities and will otherwise cooperate with any Investor conducting an investigation for the purpose of reducing or eliminating such Investor’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Investor until and unless such Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.
7.4 Delay in Filing or Effectiveness, or Suspension of a Registration Statement. If: (a) a Registration Statement is not filed by the Company with the Commission on or prior to its Filing Date, (b) a Registration Statement is not declared effective by the Commission on or prior to its Required Effective Date, or (c) a Suspension exceeds the Permitted Suspension Period (any such failure or breach being referred to as an “Event,” and for purposes of clauses (a), (b) or (c) the date on which such Event occurs, being referred to as “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor, as liquidated damages and not as a penalty, a cash payment equal to one and one-half percent (1.5%) of the aggregate Purchase Price paid by such Investor to the Company with respect to the Shares then held by such Investor which are not then registered under an effective Registration Statement. The parties agree that the Company will not be liable for liquidated damages under this Section 7.4 in respect of the Warrants or the Warrant Shares. The liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event; provided that the maximum aggregate liquidated damages payable to an Investor under this Section 7.4 shall not exceed twelve percent (12%) of the aggregate Purchase Price of the Shares purchased by such Investor pursuant to this Agreement.
8. Indemnification.
8.1 For the purpose of this Section 8:
(a) the term “Selling Stockholder” shall include each Investor and any officer, director, shareholder, partner, member, employee, agent, trustee or affiliate of each Investor and each person, if any, who controls any Investor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act;
(b) the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statements referred to in Section 7.1; and
(c) the term “untrue statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in any Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.2 The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages, costs, expenses or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in any Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in any Registration Statement, or (iii) any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement with respect to any of the transactions contemplated by this Agreement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of a Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 5.1 through 5.8 or 7.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the such Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.
8.3 Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statements and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Sections 5.1 through 5.8 or 7.2 hereof, or (ii) any untrue statement of a material fact contained in any Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of such Registration Statement, and such Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.
8.4 Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 8. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof though such indemnified party shall have the right to employ separate counsel at its own expense and participate in the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld or delayed. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.
8.5 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Investor shall be required to contribute any amount in excess of the amount by which the net amount received by such Investor from the sale of the Shares and Warrant Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors’ obligations in this subsection (e) to contribute are several in proportion to their sales of Shares and Warrant Shares to which such loss relates and not joint.

8.6 The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statements as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.
9. Termination of Covenants and Obligations. The covenants imposed by Section 5 or Section 7 upon the transferability of the Registered Securities shall cease and terminate as to any particular number of the Registered Securities when such Registered Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statements covering such Registered Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express, two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:
(a)	if to the Company, to:

BioCryst Pharmaceuticals, Inc. 2190 Parkway Lake Drive Birmingham, AL 35244

Attn: Chief Executive Officer Phone: (205) 444-4600 Telecopy: (205) 444-4640

(b)	with a copy mailed to:

Holme Roberts & Owen LLP 1700 Lincoln Street, Suite 4100 Denver, CO 80203

Attn: Richard R. Plumridge, Esq. Phone: (303) 861-7000 Telecopy: (303) 866-0200
(c) if to the Investors, at their addresses on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing.
11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Required Investors.
12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
14. Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.
15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.
16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
17. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investors in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

18. Third Party Beneficiary. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.
19. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement or statement not so set forth herein.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the day and year first above written.

BIOCRYST PHARMACEUTICALS, INC.

By:	/s/ Jon P. Stonehouse

Title:	President and Chief Executive Officer

[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Caduceus Private Investments II, L.P.
Name of Individual representing Investor (if an Institution):

Eric A. Bittelman
Title of Individual representing Investor (if an Institution):

Chief Financial Officer of GP
Signature by Individual Investor or Individual Representing Investor:

/s/ Eric A. Bittelman

Address:	c/o OrbiMed Advisors 767 3rd Avenue, 30th Floor

New York, NY 10017

Telephone:	(212) 739-6400

Telecopier:	(212) 739-6444

e-mail:	compliance@orbimed.com

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
559,676	212,677	$7.80	$4,392,057.43
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Caduceus Private Investments II (QP), L.P.
Name of Individual representing Investor (if an Institution):

Eric A. Bittelman
Title of Individual representing Investor (if an Institution):

Chief Financial Officer of GP
Signature by Individual Investor or Individual Representing Investor:

/s/ Eric A. Bittelman

Address:	c/o OrbiMed Advisors 767 3rd Avenue, 30th Floor

New York, NY 10017

Telephone:	(212) 739-6400

Telecopier:	(212) 739-6444

e-mail:	compliance@orbimed.com

	Warrants to be	Price Per Share in
Shares to bePurchased	Purchased	Dollars	Aggregate Price
209,555	79,631	$7.80	$1,644,482.88
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

TPG Biotechnology Partners, L.P.
Name of Individual representing Investor (if an Institution):

Jeffery D. Ekberg
Title of Individual representing Investor (if an Institution):

Vice President
Signature by Individual Investor or Individual Representing Investor:
TPG Biotechnology Partners, L.P.
By its General Partner,
TPG Biotechnology Genpar, L.P.
By its General Partner,
TPG Biotech Advisors, LLC.

/s/ Jeffery D. Ekberg

Address:	301 Commerce, Suite 3300 Fort Worth, TX 76102

Telephone:	817-871-4069

Telecopier:	817-850-4069

e-mail:	jekberg@tpg.com

	Warrants to be	Price Per Share in
Shares to bePurchased	Purchased	Dollars	Aggregate Price
641,026	243,590	$7.80	$5,030,451.55
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

EHS Holdings, Inc.
Name of Individual representing Investor (if an Institution):

/s/ William W. Featheringill William W. Featheringill, Chairman

/s/ W. Sanders Pitman W. Sanders Pitman, President and Chief Executive Officer

Address:	One Metroplex Drive, Suite 500 Birmingham, AL 35209

Telephone:	205-871-1031

205-879-2722

Telecopier:	205-879-5121

Email:	lindam@ehsmed.com

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
831,538	315,985	$7.80	$6,525,494.53
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Nanocap Fund, L.P.
Name of Individual representing Investor (if an Institution):

P. Bart Stephens
Title of Individual representing Investor (if an Institution):

Managing Partner, Stephens Investment Management LLC General Partner, Nanocap Fund, L.P.
Signature by Individual Investor or Individual Representing Investor:

/s/ P. Bart Stephens

Address:	Stephens Investment Management
One Sansome Street, Suite 2900

San Francisco, CA 94104

Telephone:	(415) 835-3819

Telecopier:	(415) 835-3827

e-mail:	bart@stephensim.com, mary@stephensim.com

	Warrants to be	Price Per Share in
Shares to bePurchased	Purchased	Dollars	Aggregate Price
155,641	59,143	$7.80	$1,221,392.68
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Nanocap Qualified Fund, L.P.
Name of Individual representing Investor (if an Institution):

P. Bart Stephens
Title of Individual representing Investor (if an Institution):

Managing Partner, Stephens Investment Management LLC General Partner, Nanocap Qualified Fund, L.P.
Signature by Individual Investor or Individual Representing Investor:

/s/ P. Bart Stephens

Address:	Stephens Investment Management One Sansome Street, Suite 2900

San Francisco, CA 94104

Telephone:	(415) 835-3819

Telecopier:	(415) 835-3827

e-mail:	bart@stephensim.com, mary@stephensim.com

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
226,923	86,231	$7.80	$1,780,778.28
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Orphan Fund, L.P.
Name of Individual representing Investor (if an Institution):

P. Bart Stephens
Title of Individual representing Investor (if an Institution):

Managing Partner, Stephens Investment Management LLC General Partner, Orphan Fund, L.P.
Signature by Individual Investor or Individual Representing Investor:

/s/ P. Bart Stephens

Address:	Stephens Investment Management One Sansome Street, Suite 2900

San Francisco, CA 94104

Telephone:	(415) 835-3819

Telecopier:	(415) 835-3827

e-mail:	bart@stephensim.com, mary@stephensim.com

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
242,436	92,126	$7.80	$1,902,516.55
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

KPCB Holdings, Inc.
Name of Individual representing Investor (if an Institution):

Brook Byers
Title of Individual representing Investor (if an Institution):

Senior Vice President
Signature by Individual Investor or Individual Representing Investor:

/s/ Brook Byers

Address:	2750 Sand Hill Road Menlo Park, CA 94025

Telephone:	650-233-2750

Telecopier:	650-233-0323

e-mail:	bbyers@kpcb.com

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
1,282,051	487,179	$7.80	$10,060,895.18
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Baker Biotech Fund I, L.P.
Name of Individual representing Investor (if an Institution):

Julian C. Baker
Title of Individual representing Investor (if an Institution):

Managing Member
Signature by Individual Investor or Individual Representing Investor:
Baker Biotech Fund I, L.P.
By: Baker Biotech Capital, L.P. (general partner)
By: Baker Biotech Capital (GP), LLC (general partner)
By: Julian Baker, Managing Member

/s/ Julian C. Baker

Address:	667 Madison Ave., 17th Floor New York, NY 10065

Telephone:	212-339-5600

Telecopier:	212-339-5688

e-mail:

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
1,117,700	424,726	$7.80	$8,771,150.75
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Baker Bros. Investments II, L.P.
Name of Individual representing Investor (if an Institution):

Julian C. Baker
Title of Individual representing Investor (if an Institution):

Managing Member
Signature by Individual Investor or Individual Representing Investor:
Baker Bros. Investments II, L.P.
By: Baker Bros. Capital, L.P. (general partner)
By: Baker Bros. Capital (GP), LLC (general partner)
By: Julian Baker, Managing Member

/s/ Julian C. Baker

Address:	667 Madison Ave., 17th Floor New York, NY 10065

Telephone:	212-339-5600

Telecopier:	212-339-5688

e-mail:

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
7,512	2,854	$7.80	$58,950.35
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

Baker Brothers Life Sciences, L.P.
Name of Individual representing Investor (if an Institution):

Julian C. Baker
Title of Individual representing Investor (if an Institution):

Managing Member
Signature by Individual Investor or Individual Representing Investor:
Baker Brothers Life Sciences, L.P.
By: Baker Brothers Life Sciences Capital, L.P. (general partner)
By: Baker Brothers Life Sciences Capital (GP), LLC (general partner)
By: Julian Baker, Managing Member

/s/ Julian C. Baker

Address:	667 Madison Ave., 17th Floor New York, NY 10065

Telephone:	212-339-5600

Telecopier:	212-339-5688

e-mail:

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
2,947,743	1,120,142	$7.80	$23,132,413.15
[Signature page to BioCryst Stock & Warrant Purchase Agreement]

INVESTOR:
Print or Type:
Name of Investor (Individual or Institution):

14159, L.P.
Name of Individual representing Investor (if an Institution):

Julian C. Baker
Title of Individual representing Investor (if an Institution):

Managing Member
Signature by Individual Investor or Individual Representing Investor:
14159, L.P.
By: 14159 Capital, L.P. (general partner)
By: 14159 Capital (GP), LLC (general partner)
By: Julian Baker, Managing Member

/s/ Julian C. Baker

Address:	667 Madison Ave., 17th Floor New York, NY 10065

Telephone:	212-339-5600

Telecopier:	212-339-5688

e-mail:

	Warrants to be	Price Per Share in
Shares to be Purchased	Purchased	Dollars	Aggregate Price
93,712	35,611	$7.80	$735,404.98
[Signature page to BioCryst Stock & Warrant Purchase Agreement]